Exhibit 3.239

ARTICLES OF INCORPORATION

OF

ROSE ACQUISITION CORP.

The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Colorado Business Corporation Act.

FIRST: The corporate name for the corporation (hereinafter called the “Corporation”) is Rose Acquisition Corp.

SECOND: The number of shares which the Corporation is authorized to issue is 1,000, all of which are of a par value of one dollar ($1.00) each and are of the same class and are common shares.

THIRD: The street address of the initial registered office of the Corporation in the State of Colorado is Suite 1600, 950 Seventeenth Street, Denver, Colorado 80202.

The name of the initial registered agent of the Corporation at the said registered office is William R. Neff.

FOURTH: The address of the Corporation’s initial principal office is 4567 East 9th Avenue, Denver, Colorado 80202.

FIFTH: The name and the address of the incorporator is:

William R. Neff

c/o Otten, Johnson, Robinson, Neff & Ragonetti, P.C.

950 Seventeenth Street, Suite 1600

Denver, Colorado 80202

SIXTH: The number of directors constituting the initial Board of Directors of the Corporation are four and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Stephen S. Kurtz

One DTC, Suite 1200

5251 DTC Parkway

Englewood, Colorado 80111

Donald L. Kortz

1515 Arapahoe, Suite 1600

Denver, Colorado 80202

Richard Robinson

1685 East Cedar Avenue

Denver, Colorado 80209

Robert Silverberg

1777 Larimer, #2310

Denver, Colorado 80202

SEVENTH: The purpose for which the Corporation is organized, which shall include the authority of the Corporation to engage in any lawful business, is as follows:

To have all of the general powers granted to corporations organized under the Colorado Business Corporation Act, whether granted by specific statutory authority or by construction of law.

EIGHTH: Each share of the Corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of the same class of the Corporation or any equity and/or voting shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of the same class of the Corporation or of equity and/or voting shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire unissued shares of the same class of the Corporation or equity and/or voting shares of any class of the Corporation, whether now or hereafter authorized or created, and whether the proposed issue, reissue, or grant is for cash, property, or any other lawful consideration, and after the expiration of said thirty days, any and all of such shares, rights, options, bonds, securities, or obligations of the Corporation may be issued, reissued, or granted by the Board of Directors, as the case may be, to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights in the election of one or more directors.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, vote of ‘ shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TENTH: The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented.

ELEVENTH: The duration of the Corporation shall be perpetual.

TWELFTH: Cumulative voting shall not be permitted in the election of directors.

THIRTEENTH: Upon filing these Articles of Incorporation, a copy shall be sent to the following address:

William R. Neff

c/o Otten, Johnson, Robinson, Neff & Ragonetti, P.C.

950 Seventeenth Street, Suite 1600

Denver, Colorado 80202

Dated the 8th day of March, 1995.

INCORPORATOR

William R. Neff

The undersigned hereby consents to appointment as the initial registered agent of the corporation.

William R. Neff

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